Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	April 20, 2023

Valmont Reports Record First Quarter 2023 Results
and Raises Full-Year Guidance

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the first quarter ended April 1, 2023.

First Quarter 2023 Highlights (all metrics compared to First Quarter 2022 unless otherwise noted)

●	Achieved record first quarter Net Sales, Operating Income and Diluted Earnings per Share (“EPS”)
o	Net Sales of $1.1 billion increased 8.3%; excluding 2022 “Other” segment, Net Sales increased 10.4%[1]
o	Operating Income increased 24.9% to $118.5 million, or 11.1% of net sales (increased 23.4% to $122.1 million or 11.5% adjusted1) compared to $94.8 million or 9.7% of net sales ($99.0 million or 10.1% adjusted1); excluding 2022 “Other” segment, Operating Income growth was similar
o	Diluted EPS grew to $3.47 ($3.61 adjusted1) compared to $2.90 ($3.07 adjusted1)

●	Generated seasonally strong operating cash flows of $21.2 million compared to $2.7 million in 2022
●	Secured an $85 million order to provide mechanized irrigation equipment and innovative technology for multiple agriculture development projects in Africa
●	Backlog of $1.6 billion, reflecting continued strong market demand across the portfolio
●	Announced a $400 million share repurchase reauthorization with no expiration and a 9% quarterly dividend increase, from $0.55 to $0.60 ($2.20 to $2.40 annualized); repurchased 356,900 shares of company stock for $111.1 million
●	Effective tax rate of 30.3%, driven by the geographic mix of earnings

1Please see Reg G reconciliation to GAAP measures at end of document

Key Financial Metrics

First Quarter 2023	GAAP			Adjusted[1]
(000's except per share amounts)	04/01/2023	03/26/2022		04/01/2023	03/26/2022
	Q1 2023	Q1 2022	vs. Q1 2022	Q1 2023	Q1 2022	vs. Q1 2022
Net Sales	$1,062,481	$980,820	8.3%	$1,062,481	$962,166	10.4%
Operating Income	118,466	94,842	24.9%	122,125	98,985	23.4%
Operating Income as a % of Net Sales	11.1%	9.7%		11.5%	10.3%
Net Earnings	74,540	62,311	19.6%	77,653	65,888	17.9%
Diluted Earnings Per Share	$3.47	$2.90	19.7%	$3.61	$3.07	17.6%
Average Shares Outstanding	21,512	21,492		21,512	21,492

“We delivered record results in our first quarter, demonstrating continued growth and outstanding performance as we provide innovative solutions to our customers,” said Stephen G. Kaniewski, President and Chief Executive Officer. “Driven by strong end market demand, the solid execution and operational excellence of our global teams, and our commitment to disciplined pricing strategies, we achieved significant operating income growth and margin expansion in both segments. We are executing our growth strategies while meeting growing market demand through investments in incremental capacity and technology solutions to better serve our customers. Across global infrastructure markets, we are seeing strong, multi-year demand for our products and solutions that support our customers’ critical infrastructure buildouts and energy transition initiatives. Underlying agricultural market fundamentals, particularly in South America, continue to be favorable as global commodity prices remain elevated and 2023 net farm income levels in North America are projected to remain above historical averages. Our teams around the world remain committed to providing our customers with vital infrastructure products and solutions to enhance agricultural productivity with an unwavering focus on price leadership and shareholder value creation.”

1Please see Reg G reconciliation to GAAP measures at end of document

First Quarter 2023 Segment Review

Infrastructure (68.9% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, solar, lighting, transportation, and telecommunications, and coatings services to preserve metal products

Sales of $736.1 million grew 11.2% year-over-year, with double-digit sales growth in nearly all product lines, led by Transmission, Distribution and Substation (TD&S) and Solar (formerly Renewable Energy). Higher sales were driven by favorable pricing globally, higher volumes, notably in the Lighting and Transportation (L&T) and Solar product lines, and sales from the ConcealFab acquisition.

Operating Income improved to $94.4 million or 12.9% of net sales compared to $78.3 million or 11.9% of net sales in first quarter 2022, driven by favorable pricing and higher volumes.

Agriculture (31.1% of Net Sales)

Center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products; advanced technology solutions for precision agriculture

Sales of $332.2 million increased 8.3% year-over-year, with sales growth led by higher average selling prices of irrigation equipment globally. International sales were significantly higher, led by a record first quarter in Brazil and higher Middle East sales. North America sales were similar to last year despite first quarter 2022 benefiting from the delivery of record year-end backlog. Sales of agriculture technology products and services globally were higher.

Operating Income improved to $53.3 million, or 16.1% of net sales ($57.0 million or 17.2% adjusted1) compared to $37.5 million or 12.4% of net sales ($41.6 million or 13.7% adjusted1) in first quarter 2022. The benefit of higher average selling prices and additional volume leverage were partially offset by higher SG&A, including incremental R&D expense for technology investments.

Other

Offshore wind energy structures business

As previously announced, the divestiture of the offshore wind energy structures business was completed in December 2022. In the first quarter of 2022, the subsequently-divested business generated sales of $18.7 million and an operating loss of $0.8 million.

Balance Sheet, Liquidity, and Capital Allocation

The Company generated strong first quarter 2023 operating cash flows of $21.2 million through record earnings and effectively managing working capital while supporting sales growth. At the end of the first quarter, cash and cash equivalents were $172.9 million. This quarter, Valmont announced an additional $400.0 million share repurchase authorization with no expiration and repurchased $111.1 million of company stock, with $370.3 million remaining on the share repurchase program. During the quarter, Moody's reaffirmed the Company's Baa3/Stable credit rating.

1Please see Reg G reconciliation to GAAP measures at end of document

Updating 2023 Full Year Financial Outlook and Key Assumptions

The Company is raising its full-year diluted earnings per share outlook from the previous indications that were communicated last quarter and is providing updated key assumptions for the year.

2023 Full Year Financial Outlook	Previous Outlook	Revised Outlook
Net Sales Growth (vs. PY)	4% to 7%	No Change
GAAP Diluted Earnings per Share	$14.70 to $15.25	$14.80 to $15.35
Adjusted Diluted Earnings per Share[1]	$15.35 to $15.90	$15.45 to $16.00

●	2022 sales include the offshore wind energy structures business which was divested at the end of fiscal 2022
●	Effective tax rate of 28% to 29%, primarily due to expected geographic mix of earnings
●	Minimal expected foreign currency translation impact to net sales
●	Capital expenditures expected to be in the range of $105 to $125 million to support strategic growth and digital transformation initiatives
●	Continued elevated inflation, raw material costs aligned with current price projections, and ongoing R&D investments

Kaniewski continued, “We are excited about the opportunity to support our customers and drive multi-year profitable growth by capitalizing on the strong market drivers across our businesses. These factors, along with our proven track record of execution and a backlog of $1.6 billion, give us confidence in our 2023 outlook. The long-term need for critical infrastructure investment globally is supporting multi-year market growth trends. Favorable global agriculture market trends, strong international markets and increasing adoption of innovative technology solutions are supporting growth for our Agriculture business. Looking ahead to the second quarter, we expect difficult sales comparisons in the Agriculture segment due to international project timing and last year’s ongoing delivery of considerable levels of backlog. Operating margin levels are expected to continue across the portfolio for second quarter and full year due to better price/cost alignment. We will continue to execute pricing strategies to manage broad-based inflation and leverage the strength of our global supply chain to deliver innovative products and solutions to our customers. Our balance sheet remains strong, giving us the flexibility to execute our long-term strategic plan. Our strategy remains focused on long-term profitable growth with an organizational emphasis on return on invested capital and operational excellence as we invest to meet the future needs of our customers and deliver value to our stakeholders.”

A live audio discussion with Stephen G. Kaniewski, President and Chief Executive Officer, and Avner M. Applbaum, Executive Vice President and Chief Financial Officer, will be accessible by telephone on Friday, April 21, 2023 at 8:00 a.m. CDT by dialing 1-877-407-6184 or 1-201-389-0877 (no Conference ID needed), or via webcast by pointing browsers to this link: Valmont Industries 1Q 2023 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page of valmont.com. A replay of the event can be accessed three hours after the call at the above link or by telephone at 1-877-660-6853 or 1-201-612-7415. Please use access code 13734761. The replay will be available through 10:59 p.m. CDT on Friday, April 28, 2023.

About Valmont Industries, Inc.

For over 75 years, Valmont® has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

1Please see Reg G reconciliation to GAAP measures at end of document

Concerning Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

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1Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands, except per share amounts)

(unaudited)

	First Quarter
	13 Weeks Ended
	04/01/2023	03/26/2022
Net sales	$1,062,481	$980,820
Cost of sales	753,896	731,634
Gross profit	308,585	249,186
Selling, general, and administrative expenses	190,119	154,344
Operating income	118,466	94,842
Other income (expense)
Interest expense	(13,105)	(11,263)
Interest income	830	227
Gain (loss) on investments - unrealized	1,194	(1,063)
Other	(2,376)	3,642
Other income (expense), net	(13,457)	(8,457)
Earnings before income taxes	105,009	86,385
Income tax expense	31,843	23,121
Equity in loss of nonconsolidated subsidiaries	(821)	(358)
Net earnings	72,345	62,906
Less: Loss (earnings) attributable to non-controlling interests	2,195	(595)
Net earnings attributable to Valmont Industries, Inc.	$74,540	$62,311

Average shares outstanding (000's) - Basic	21,269	21,279
Earnings per share - Basic	$3.50	$2.93

Average shares outstanding (000's) - Diluted	21,512	21,492
Earnings per share - Diluted	$3.47	$2.90

Cash dividends per share	$0.60	$0.55

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	First Quarter
	13 Weeks Ended
	04/01/2023	03/26/2022
Net sales
Infrastructure	$736,106	$662,072
Agriculture	332,163	306,580
Other	—	18,654
Total	1,068,269	987,306
Less: Intersegment sales	(5,788)	(6,486)
Total	$1,062,481	$980,820

Operating Income (Loss)
Infrastructure	$94,352	$78,316
Agriculture	53,323	37,475
Other	—	(809)
Corporate	(29,209)	(20,140)
Total	$118,466	$94,842

Valmont has aggregated its business segments into two global reportable segments as follows.

Infrastructure: This segment consists of the manufacture and distribution of products and solutions to serve the infrastructure markets of utility, solar, lighting, transportation, and telecommunications, and coatings services to preserve metal products.

Agriculture: This segment consists of the manufacture of center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products, and advanced technology solutions for precision agriculture.

In addition to these two reportable segments, the Company had a business and related activities in 2022 that were not more than 10% of consolidated sales, operating income, or assets. This included the offshore wind energy structures business which was reported in the “Other” segment until its divestiture in December 2022.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended April 1, 2023
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$584,083	$182,869	$—	$(5,374)	$761,578
International	152,023	149,294	—	(414)	300,903
Total	$736,106	$332,163	$—	$(5,788)	$1,062,481

Product line:
Transmission, Distribution, and Substation	$314,820	$—	$—	$—	$314,820
Lighting and Transportation	229,136	—	—	—	229,136
Coatings	90,114	—	—	(3,552)	86,562
Telecommunications	68,137	—	—	—	68,137
Solar	33,899	—	—	(414)	33,485
Irrigation Equipment and Parts,
excluding Technology	—	299,181	—	(1,822)	297,359
Technology Products and Services	—	32,982	—	—	32,982
Total	$736,106	$332,163	$—	$(5,788)	$1,062,481

	Thirteen weeks ended March 26, 2022
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$505,980	$182,255	$—	$(6,486)	$681,749
International	156,092	124,325	18,654	—	299,071
Total	$662,072	$306,580	$18,654	$(6,486)	$980,820

Product line:
Transmission, Distribution, and Substation	$281,600	$—	$—	$—	$281,600
Lighting and Transportation	212,767	—	—	—	212,767
Coatings	81,976	—	—	(3,101)	78,875
Telecommunications	61,396	—	—	—	61,396
Solar	24,333	—	18,654	—	42,987
Irrigation Equipment and Parts,
excluding Technology	—	278,034	—	(3,385)	274,649
Technology Products and Services	—	28,546	—	—	28,546
Total	$662,072	$306,580	$18,654	$(6,486)	$980,820

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	04/01/2023	12/31/2022
ASSETS
Current assets:
Cash and cash equivalents	$172,948	$185,406
Accounts receivable, net	650,041	604,181
Inventories	725,360	728,762
Contract assets	159,785	174,539
Prepaid expenses and other assets	107,365	87,697
Total current assets	1,815,499	1,780,585
Property, plant, and equipment, net	598,848	595,578
Goodwill and other assets	1,190,145	1,180,833
	$3,604,492	$3,556,996

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$1,165	$1,194
Notes payable to banks	11,436	5,846
Accounts payable	368,576	360,312
Accrued expenses	211,112	248,320
Contract liabilities	156,333	172,915
Income taxes payable	20,093	3,664
Dividends payable	12,634	11,742
Total current liabilities	781,349	803,993
Long-term debt, excluding current installments	985,636	870,935
Operating lease liabilities	151,219	155,469
Other long-term liabilities	87,888	84,887
Shareholders' equity	1,598,400	1,641,712
	$3,604,492	$3,556,996

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	13 Weeks Ended	13 Weeks Ended
	04/01/2023	03/26/2022
Cash flows from operating activities
Net earnings	$72,345	$62,906
Depreciation and amortization	24,558	23,884
Contribution to defined benefit pension plan	(15,259)	—
Change in working capital	(83,206)	(91,929)
Other	22,761	7,842
Net cash flows provided by operating activities	21,199	2,703

Cash flows from investing activities
Purchase of property, plant, and equipment	(22,361)	(27,095)
Other	572	(2,005)
Net cash flows used in investing activities	(21,789)	(29,100)

Cash flows from financing activities
Proceeds from long-term borrowings	125,000	97,000
Principal payments on long-term borrowings	(10,796)	(82,529)
Net proceeds (payments) on short-term borrowings	5,302	(5,562)
Purchase of treasury shares	(111,115)	—
Dividends to noncontrolling interests	(654)	—
Dividends paid	(11,742)	(10,616)
Other	(9,004)	(1,814)
Net cash flows used in financing activities	(13,009)	(3,521)
Effect of exchange rates on cash and cash equivalents	1,141	2,386
Net change in cash and cash equivalents	(12,458)	(27,532)
Cash and cash equivalents - beginning of year	185,406	177,232
Cash and cash equivalents - end of period	$172,948	$149,700

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(unaudited)

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2023 and 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen	Diluted
	weeks ended	earnings per
	April 1, 2023	share
Net earnings attributable to Valmont Industries, Inc. - as reported	$74,540	$3.47
Prospera intangible asset amortization	1,645	0.08
Stock-based compensation - Prospera	2,014	0.09
Total Adjustments, pre-tax[1]	3,659	0.17
Tax effect of adjustments[2]	(546)	(0.03)
Net earnings attributable to Valmont Industries, Inc. - Adjusted[1]	$77,653	$3.61
Average shares outstanding (000’s) - Diluted		21,512

	Thirteen	Diluted
	weeks ended	earnings per
	March 26, 2022	share
Net earnings attributable to Valmont Industries, Inc. - as reported	$62,311	$2.90
Prospera intangible asset amortization	1,645	0.08
Stock-based compensation - Prospera	2,498	0.12
Total Adjustments, pre-tax[1]	4,143	0.19
Tax effect of adjustments[2]	(566)	(0.03)
Net earnings attributable to Valmont Industries, Inc. - Adjusted[1]	$65,888	$3.07
Average shares outstanding (000’s) - Diluted		21,492

1Earnings per share includes rounding

2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(unaudited)

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2023 and 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended April 1, 2023
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$94,352	$53,323	$—	$(29,209)	$118,466
Prospera intangible asset amortization	—	1,645	—	—	1,645
Stock-based compensation - Prospera	—	2,014	—	—	2,014
Adjusted Operating Income	$94,352	$56,982	$—	$(29,209)	$122,125
Net Sales - as reported	732,140	330,341	—	—	1,062,481

Operating Income as a % of Net Sales	12.9%	16.1%	NM	NM	11.1%
Adj. Operating Income as a % of Net Sales	12.9%	17.2%	NM	NM	11.5%

	Thirteen weeks ended March 26, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$78,316	$37,475	$(809)	$(20,140)	$94,842
Prospera intangible asset amortization	—	1,645	—	—	1,645
Stock-based compensation - Prospera	—	2,498	—	—	2,498
Adjusted Operating Income	$78,316	$41,618	$(809)	$(20,140)	$98,985
Net Sales - as reported	658,971	303,195	18,654	—	980,820

Operating Income as a % of Net Sales	11.9%	12.4%	(4.3)%	NM	9.7%
Adj. Operating Income as a % of Net Sales	11.9%	13.7%	(4.3)%	NM	10.1%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF EXCLUDING OTHER SEGMENT NET SALES

(Dollars in thousands, except per share amounts)

(unaudited)

Excluding Other segment net sales from the first quarter of fiscal 2022, which we refer to in this reconciliation as “Adjusted Net Sales” is a non-GAAP measure. The Other segment net sales were generated by the wind energy structures business which was divested in December 2022. Adjusted Net Sales should not be considered in isolation or as a substitute for net earnings, cash flows from operations or other income or cash flow data prepared in accordance with GAAP, or as a measure of our operating performance or liquidity. The table below shows how Adjusted Net Sales is calculated from our statements of earnings. Adjusted Net Sales is calculated as Net Sales less Other segment net sales. Adjusted Net Sales allows investors to analyze our operating performance in light of the amount of net sales less net sales of a divested business.

	13 Weeks Ended	13 Weeks Ended
	04/01/2023	03/26/2022	% Change
Net sales	$1,062,481	$980,820	8.3%
Other segment net sales	—	18,654	NM
Adjusted net sales	$1,062,481	$962,166	10.4%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FORECASTED GAAP AND ADJUSTED EARNINGS

(Dollars in thousands, except per share amounts)

The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of the intangible asset (Prospera) and (2) stock-based compensation for Prospera employees. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures.

Reconciliation of Range of Net Earnings - 2023 Guidance	Low End	High End	Adjustments
Estimated net earnings - GAAP	$318,250	$330,050
Prospera intangible asset (proprietary technology) amortization, pre-tax			6,600
Stock-based compensation - Prospera, pre-tax			9,800
Total pre-tax adjustments			16,400
Estimated tax benefit from above expenses[1]			(2,450)

Total Adjustments, after-tax			$13,950
Estimated net earnings - Adjusted	$332,200	$344,000
Diluted Earnings Per Share Range - GAAP[2]	$14.80	$15.35
Diluted Earnings Per Share Range - Adjusted[2]	$15.45	$16.00

1 The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction.

2 Assumes weighted average shares outstanding of 21.5M, and includes rounding

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